Exhibit 10.1 EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2024 by and between Total Community Options, Inc., d/b/a InnovAge, a Colorado corporation (the “Company”), and Michael Scarbrough (the “Executive”), and will become effective on the Executive’s employment start date of November 4, 2024 (the “Effective Date”). RECITALS The Company desires to offer to the Executive employment on the terms and conditions set forth in this Agreement. In consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree: 1. Employment. The Executive’s employment shall be subject to the terms and conditions set forth in this Agreement. 2. Term. This Agreement will continue in effect from the Effective Date until terminated in accordance with Section 5 hereof. The term of this Agreement is hereafter referred to as “the term of this Agreement” or “the term hereof”. In the event the Executive does not commence employment on the Effective Date, this Agreement shall terminate ab initio. 3. Capacities and Performance. (a) During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall serve the Company as its President & Chief Operating Officer. In such capacity, the Executive shall report directly to the Chief Executive Officer of the Company (the “Chief Executive Officer”), and the Executive shall have such duties as are consistent with the Executive’s position and as may from time to time be assigned to the Executive by the Chief Executive Officer or the Board of Directors of the Company (the “Board”). (b) During the term hereof, the Executive shall devote substantially all of the Executive’s full business time and the Executive’s best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and its Affiliates (as defined below) and to the discharge of the Executive’s duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Chief Executive Officer in writing, which approval shall not be unreasonably withheld; provided, however, that the Executive may without advance consent participate in charitable activities and passive personal investment activities and manage his personal financial affairs, provided that such activities do not, individually or in the aggregate, interfere with the performance of the Executive’s duties under this Agreement, are not in conflict with the business interests of the Company or any of its Affiliates and do not violate Sections 7, 8 or 9 of this Agreement. (c) During the term hereof, the Executive shall comply with all of the Company’s written policies, practices and codes of conduct applicable to the Executive’s position, as in effect from time to time. (d) The Executive’s principal place of employment will be in Brighton, Tennessee, in the Executive’s home office (or such other location chosen by the Executive, subject to the Company’s approval, with such approval to not be unreasonably withheld), subject to any required travel to the Company’s offices or such other locations from time to time, which Executive acknowledges is reasonable. 4. Compensation and Benefits As compensation for all services performed by the

Executive hereunder during the term hereof, and subject to performance of the Executive’s duties and responsibilities to the Company and its Affiliates, pursuant to this Agreement or otherwise, the Company shall pay certain compensation and provide certain benefits to the Executive, as follows: (a) Base Salary. During the term of this Agreement, the Company will pay the Executive an annual base salary commensurate with the Executive’s performance and experience within the compensation philosophy established by the Company; the Executive’s initial annual base salary rate will be $485,000. The Executive will be paid the Executive’s annual base salary in accordance with the normal payroll practices of the Company as in effect from time to time (but no less frequently than monthly); the Executive’s annual base salary, as from time to time adjusted, is hereafter referred to as the “Base Salary”. The Chief Executive Officer, following consultation with the Board, shall review the Base Salary each year for increase, but shall not decrease the Base Salary. (b) Annual Bonus Compensation. For each fiscal year occurring during the term hereof, beginning with the 2025 fiscal year, the Executive shall be eligible, but not entitled, to receive a discretionary annual bonus (the “Annual Bonus”), targeted at seventy-five percent (75%) of the Executive’s Base Salary (the “Target Bonus”). The actual amount of the Annual Bonus due for a given fiscal year, if any, will be determined by the Chief Executive Officer, in consultation with the Board, acting in good faith and based on the achievement of pre-established performance criteria. The performance criteria shall be based on criteria established by the Board in consultation with the Chief Executive Officer no later than the sixtieth (60th) day of the fiscal year. Any Annual Bonus earned for a fiscal year shall be paid within thirty (30) days after the Board has received, reviewed, and approved the applicable fiscal year’s final audited statements, and in any event no later than December 31st of the calendar year in which such fiscal year ends. Subject to Section 5 hereof, in order to receive the Annual Bonus for any fiscal year, the Executive must be continuously employed by the Company both through the last day of the fiscal year to which performance relates and the date of payment. Notwithstanding the foregoing, Executive’s Annual Bonus in respect of the 2025 fiscal year will be pro-rated for the partial year worked. (c) Long Term Incentive Plan. For each fiscal year occurring during the term hereof, beginning with the 2025 fiscal year, the Executive shall be eligible, but not entitled, to receive a discretionary annual award of restricted stock units (“RSUs”) with a target value of approximately $500,000, which will vest in equal one-third (1/3) installments on each of the first three (3) anniversaries of the date of grant, subject to the Executive’s continued employment with the Company on each applicable vesting date. The actual amount of the RSUs due for a given fiscal year, if any, will be determined by the Chief Executive Officer, in consultation with the Board, acting in good faith. The RSU award will be subject to an RSU agreement, substantially in the form attached as Exhibit A hereto, the InnovAge Holding Corp. 2021 Omnibus Incentive Plan (as the same may be amended from time to time) and any other restrictions and limitations generally applicable to the equity of the Company or otherwise imposed by law. (d) Paid Time Off. Executive shall be eligible to use paid time off pursuant to the Company’s Flexible Time Away policy. This time may be used at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. Executive’s entitlement to paid time off is subject to change, at any time without advance notice, should the Company revise its policy relating to time off entitlements for executives. Paid time off usage and other terms and conditions is otherwise be governed by the policies of the Company, as may be amended, and modified from time to time. (e) Employee Benefit Plans. During the term hereof and subject to any contribution therefore generally required of similarly-situated employees of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally (the “Employee Benefit Plans”), except to the extent any Employee Benefit Plan provides for benefits otherwise provided to the Executive hereunder (e.g., a severance pay plan). Such participation shall be subject to (i) the terms of the applicable Employee Benefit Plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Company or any administrative or other committee provided for under, or contemplated by, such Employee Benefit Plan. (f) Business Expenses. The Company shall pay or reimburse the Executive for reasonable, customary, and necessary business expenses incurred or paid by the Executive in the performance of the Executive’s duties and responsibilities hereunder, subject to such reasonable substantiation and documentation and to travel and other policies as may be required by the Company from time to time. (g) Equity Based Incentive Compensation. The Executive shall be eligible to participate in the TCO Group Holdings, L.P. Management Incentive Plan (the “MIP”) and, subject to approval by the board of directors of TCO Group Holdings, L.P. (the “Partnership”), shall be awarded 650,000 Class B Units of the Partnership (the “Class B Units”), which will be subject to the terms and conditions of the LP Agreement (as defined in the MIP), the MIP and award agreement, which will provide that the Class B Units will vest to as to 50% based on satisfaction of time-vesting requirements and 50% as to satisfaction of performance-vesting requirements. 5. Termination of Employment and Severance Benefits. The Executive’s employment hereunder shall terminate under the following circumstances: (a) Death. In the event of the Executive’s death during the term hereof, the date of death shall be the date of termination, and the Company shall pay or provide to the Executive’s designated beneficiary or, if no beneficiary has been designated by the Executive in a notice received by the Company, to the Executive’s estate: (i) any Base Salary earned but not paid through the date of termination, (ii) pay in lieu of any PTO accrued but not used as of the date of termination, (iii) any business expenses incurred by the Executive but unreimbursed as of the date of termination, provided, that, such expenses and required substantiation and documentation are submitted no later than one hundred twenty (120) days following the date of termination, that such expenses are reimbursable under Company policy and that any such expenses subject to Section 5(g)(iv) shall be paid not later than the deadline specified therein, (iv) any Annual Bonus earned but unpaid in respect of the fiscal year completed immediately prior to the date of termination (the “Prior Year Bonus,” and all of the foregoing, payable subject to the timing limitations described herein, “Final Compensation”. In the event of such termination, the Company shall have no further obligation or liability to the Executive under this Agreement, other than for payment of any Final Compensation due to the Executive. Other than business expenses described in Section 5(a)(iii), Final Compensation shall be paid to the Executive’s designated beneficiary or estate at the time prescribed by applicable law and in all events within thirty (30) days following the date of death. (b) Disability. (i) The Company may terminate the Executive’s employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during the Executive’s employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of the Executive’s duties and responsibilities hereunder (notwithstanding the provision of any reasonable accommodation exclusive of the leave of absence provided hereunder) for one hundred twenty (120) consecutive days, or two hundred (270) non-consecutive days during any period of three hundred and sixty-five (365) consecutive calendar days

(“Disability”). In the event of such termination, the Company shall have no further obligation or liability to the Executive under this Agreement, other than for payment of any Final Compensation due to the Executive. Any determination of Disability shall be made by a qualified physician as mutually agreed between the Company and the Executive. Other than business expenses described in Section 5(a)(iii), Final Compensation shall be paid to the Executive at the time prescribed by applicable law and in all events within thirty (30) days following the date of termination of employment. (ii) The Chief Executive Officer may designate another employee to act in the Executive’s place during any period of the Executive’s Disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and to participate in Employee Benefit Plans in accordance with Section 4(d), to the extent permitted by the then- current terms of the applicable Employee Benefit Plans, until the Executive becomes eligible for disability income benefits under the Company’s disability income plan, if any, or until the termination of the Executive’s employment, whichever shall first occur. If the Executive receives any disability income payments under the Company’s disability income plan, the Base Salary under Section 4(a) shall be reduced by the amount of such disability income, but only to the extent permitted without adverse tax consequences to the Executive under Section 409A. The Executive shall continue to participate in the Employee Benefit Plans in accordance with Section 4(d) and to the extent permitted by and subject to the then-current terms of such Employee Benefit Plans, until the termination of the Executive’s employment hereunder. (iii) If any question shall arise as to whether the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of the Executive’s duties and responsibilities hereunder, the Executive may, and at the reasonable request of the Company shall, submit to a medical examination by a physician mutually agreed to by the Company and the Executive (or the Executive’s duly appointed guardian, if any), and such determination for the purposes of this Agreement shall be conclusive. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company’s determination of the issue shall be binding on the Executive. (c) By the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause at any time upon delivery of written notice to the Executive. The following, as determined in the Company’s reasonable discretion, shall constitute Cause for termination: (i) The Executive’s failure to perform the Executive’s duties and responsibilities to the Company or any of its Affiliates that are consistent with Executive’s title and authorities; (ii) The Executive’s material breach of any of the provisions of this Agreement or any other written agreement between the Executive and the Company or any of its Affiliates, resulting in material harm to the Company or any of its Affiliates; (iii) The Executive’s material breach of any fiduciary duty that the Executive has to the Company or any of its Affiliates; (iv) The Executive’s gross negligence, intentional misconduct or unethical or improper behavior by the Executive resulting in material harm to the business, interests or reputation of the Company or any of its Affiliates; (v) The Executive’s intentional or willful failure to comply with applicable PACE, Medicare or Medicaid rules or regulations; (vi) The Executive’s failure to comply with the Company’s Code of Conduct or Corporate Compliance Program; (vii) The Executive’s commission of a felony or any other crime involving moral turpitude; or (viii) The Executive’s commission of conduct involving fraud, embezzlement, sexual harassment, material misappropriation of property or other substantial misconduct with respect to the Company or any of its Affiliates. Any termination of the Executive’s employment for bases set forth in clauses (i) - (iii) and (vi) shall not constitute a termination for Cause unless the Company shall have provided written notice to the Executive no later than fifteen (15) calendar days after the Board first obtained actual knowledge of the Executive’s act or omission constituting Cause, setting forth in reasonable detail such acts or omissions, and the Executive shall have failed to cure (to the extent capable of cure) such acts or omissions within fifteen (15) calendar days following receipt of written notice. In the event of a termination of the Executive’s employment hereunder for Cause, the Company shall have no further obligation or liability to the Executive under this Agreement, other than for any Final Compensation (excluding the Prior Year Bonus) due to the Executive. Other than business expenses described in Section 5(a)(iii), Final Compensation shall be paid to the Executive at the time prescribed by applicable law and in all events within thirty (30) calendar days following the date of termination of employment. (d) By the Company Other Than for Cause. The Company may terminate the Executive’s employment hereunder other than for Cause at any time upon thirty (30) calendar days’ prior written notice to the Executive. If the Company terminates the Executive’s employment other than for Cause after the Effective Date, then in addition to any Final Compensation due to the Executive, the Company will (i) pay to the Executive severance pay, at the same rate as the Base Salary, for a period of twelve (12) months following the date of termination of the Executive’s employment, (ii) pay to the Executive an amount equal to the Executive’s Target Bonus (clauses (i) and (ii), collectively, the “Severance Payments”) and (iii) continue to pay, on the Executive’s behalf, the premiums required to be paid for the Executive’s continued participation in the Company’s health care benefit plan, including existing spousal or family health care coverage, if selected, for a period of twelve (12) months following termination, unless the Executive becomes employed by another company and eligible for coverage under such company’s group health care plans, and in such instance, future payment for the health insurance premiums will cease (the “Healthcare Payments” and, collectively with the Severance Payments, the “Severance Benefits”). Other than business expenses described in Section 5(a)(iii), Final Compensation shall be paid to the Executive at the time prescribed by applicable law and in all events within thirty (30) days following the date of termination of employment. Any obligation of the Company to provide the Severance Benefits is conditioned, however, on the Executive signing and returning to the Company (without revoking) a timely and effective general release of claims in substantially the form attached hereto as Exhibit B (the “Release of Claims”), all of which (including the lapse of the period for revoking the Release of Claims as specified in the Release of Claims) shall have occurred no later than the sixtieth (60th) day following the date of termination, and on the Executive’s continued compliance with the obligations of the Executive to the Company and its Affiliates that survive termination of the Executive’s employment, including, without limitation, under Sections 7, 8 and 9 of this Agreement. Subject to Section 5(g) below, (A) the Severance Payments to which the Executive is entitled hereunder shall be in the form of salary continuation, payable in accordance with the normal payroll practices of the Company, and (B) the

Healthcare Payments shall be paid monthly, and in both cases of (A) and (B), with the first payment, which shall be retroactive to the day immediately following the date on which the Executive’s employment terminated, being due and payable on the Company’s next regular payday for executives that follows the expiration of sixty (60) calendar days from the date on which the Executive’s employment terminates. Notwithstanding the foregoing, in the event the Healthcare Payments would, in the determination of the Board or its delegate, subject the Executive, the Company or any of its Affiliates to any tax or penalty under the Patient Protection and Affordable Care Act (as amended from time to time, the “ACA”) or Section 105(h) of the Internal Revenue Code of 1986, as amended (“Section 105(h)”), or applicable regulations or guidance issued under the ACA or Section 105(h), the Healthcare Payments shall be treated as taxable payments and be subject to imputed income tax treatment to the extent necessary to eliminate any such adverse consequences under the ACA or Section 105(h). (e) By the Executive for Good Reason. The Executive may terminate the Executive’s employment hereunder for Good Reason by providing (1) written notice to the Company, specifying in reasonable detail the condition giving rise to the Good Reason, no later than the thirtieth (30th) calendar day following the first occurrence of that condition, and (2) the Company a period of thirty (30) calendar days in which to remedy the condition in all material respects. The Executive’s termination of employment for Good Reason will be effective on the thirty-first (31st) calendar day following the expiration of the Company’s period to remedy, if the Company has failed to remedy the condition in all material respects. The following, if occurring without the Executive’s written consent, shall constitute “Good Reason” for termination by the Executive: (i) a material reduction in the Executive’s Base Salary (unless such reduction affects all similarly situated employees of the Company on a proportionate basis); (ii) a requirement that the Executive relocate more than fifty (50) miles from Memphis, Tennessee (the “ Executive's Principal Place of Employment”); provided, that, a relocation shall not include: (A) the Executive’s travel for business in the course of performing the Executive’s duties for the Company or any of its Affiliates, (B) the Executive working remotely or (C) the Company or any of its Affiliates requiring the Executive to report to an office within the Executive’s Principal Place of Employment (instead of working remotely); (iii) a material diminution in the nature or scope of the Executive’s title, reporting line, duties, authority and/or responsibilities; or (iv) a material breach by the Company of (A) any of the terms of this Agreement or (B) any other material written agreement between the Company and the Executive. In the event of termination of the Executive’s employment in accordance with this Section 5(e), the Executive will be entitled to all amounts the Executive would have been entitled to receive had the Executive’s employment been terminated by the Company other than for Cause pursuant to Section 5(d) above, provided, that, the Executive (A) signs and returns (without revoking) a timely and effective Release of Claims as set forth in Section 5(d), and (B) provides timely notice as described above in this Section 5(e). (f) By the Executive without Good Reason. The Executive may terminate the Executive’s employment hereunder without Good Reason at any time upon sixty (60) calendar days’ prior written notice to the Company. In the event of termination of the Executive’s employment in accordance with this Section 5(f), the Chief Executive Officer may elect to waive the period of notice, or any portion thereof, and, if the Chief Executive Officer so elects, the Company will pay the Executive the

Base Salary for the period so waived. The Company shall also pay the Executive any Final Compensation due to the Executive (other than business expenses described in Section 5(a)(iii)) at the time prescribed by applicable law and in all events within thirty (30) days following the date of the termination of employment. (g) Timing of Payments and Section 409A. (i) Notwithstanding anything to the contrary in this Agreement, if, at the time of the Executive’s termination of employment, the Executive is a “specified employee,” as defined below, any and all amounts payable under this Section 5 on account of such separation from service that constitute deferred compensation, and would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6)-month period or, if earlier, upon the Executive’s death; except (A) with respect to any amounts that do not constitute a deferral of compensation within the meaning of Treasury Regulation Section 1.409A- l(b) (including, without limitation, by reason of the safe harbor set forth in Section 1.409A-l(b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (B) benefits that qualify as excepted welfare benefits pursuant to Treasury Regulation Section 1.409A-l(a)(5); and (C) other amounts or benefits that are not subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). (ii) This Agreement is intended to either comply with, or be exempt from, Section 409A, and this Agreement shall be construed and administered in accordance with such intent. (iii) For purposes of this Agreement and solely to the extent that Section 409A applies to compensation or a benefit, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-l(h) of the Treasury Regulations, after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury Regulation Section 1.409A-l(i). (iv) Each payment made under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. (v) Any payment of, or reimbursement for, expenses that would constitute nonqualified deferred compensation subject to Section 409A shall be subject to the following additional rules: (A) no reimbursement or payment of any such expense shall affect the Executive’s right to reimbursement or payment of any such expense in any other calendar year; (B) reimbursement or payment of the expense shall be made, if at all, promptly, but not later than the end of the calendar year following the calendar year in which the expense was incurred; and (C) the right to reimbursement or payment shall not be subject to liquidation or exchange for any other benefit. (vi) In the event of any change in the payroll schedule of the Company, each installment or payment to be made under this Agreement shall be made (according to such new payroll schedule) within thirty (30) days of the payroll date that would apply pursuant to the payroll schedule in effect on the Effective Date to the extent necessary to avoid a violation of applicable requirements under Section 409A. (vii) In the event the Company or the Executive determines that any compensation or benefit payable hereunder may violate applicable requirements of Section 409A, the Company and the Executive shall cooperate in good faith to amend this Agreement or take any other actions as are necessary or appropriate for such compensation or benefit to either (A) be exempt from the requirements of Section 409A or (B) comply with the applicable requirements of Section 409A; provided, that, no such amendment will be made to the extent it would result in an increased cost to the Company. (viii) In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A. (h) Exclusive Right to Severance. The Executive agrees that the Severance Benefits to be provided to the Executive in accordance with the terms and conditions set forth in this Agreement are intended to be exclusive. The Executive hereby knowingly and voluntarily waives any right the Executive might otherwise have to participate in or receive payments or benefits under any other plan, program or policy of the Company providing for severance or termination pay or other termination benefits (other than any equity incentive awards and any benefits payable pursuant to a long-term disability or other similar insurance program, which shall be governed by the terms and provisions of the applicable plan, award agreement or program). 6. Effect of Termination. The provisions of this Section 6 shall apply to any termination of the Executive’s employment under this Agreement, whether pursuant to Section 5 or otherwise. (a) Provision by the Company of Final Compensation and Severance Benefits, if any, that are due to the Executive, in each case, under the applicable termination provisions of Section 5, shall constitute the entire obligation of the Company to the Executive under this Agreement. (b) Except for any right of the Executive to continue group health plan participation in accordance with applicable law, the Executive’s participation in all Employee Benefit Plans shall terminate pursuant to the terms of the applicable Employee Benefit Plan documents based on the date of termination of the Executive’s employment, without regard to any Base Salary for notice waived pursuant to Section 5(f) hereof or to any Severance Benefits or other payment made to or on behalf of the Executive following such termination date. (c) Provisions of this Agreement shall survive any termination of the Executive’s employment if so provided herein or if necessary or desirable fully to accomplish the purposes of other surviving provisions, including, without limitation, the obligations of the Executive under Sections 7, 8 and 9 hereof. The obligation of the Company to provide Severance Benefits hereunder, and the Executive’s right to retain such payments, is expressly conditioned on the Executive’s continued full performance in accordance with Sections 7, 8 and 9 hereof. 7. Confidential Information. (a) The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive will develop Confidential Information for the Company or its Affiliates and that the Executive will learn of Confidential Information during the course of the Executive’s employment. The Executive agrees that all Confidential Information which the Executive creates or to which the Executive has access as a result of the Executive’s employment or other associations with the Company or any of its Affiliates since the Effective Date is and shall remain the sole and exclusive property of the Company or its Affiliate, as applicable. The Executive shall comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or for the proper performance of the Executive’s duties and responsibilities to the Company and its Affiliates), or use for the Executive’s own benefit or gain or the benefit or gain of any other Person, any Confidential Information obtained by the Executive incident to the Executive’s employment or any other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after the Executive’s employment terminates, regardless of the reason for such termination. Further, the Executive agrees to furnish prompt notice to the Company, to the extent permitted by applicable law, of any required disclosure of Confidential Information sought pursuant to subpoena, court order or any other legal process or requirement, and agrees to provide the Company a reasonable opportunity to seek protection of the Confidential Information prior to any such disclosure. The confidentiality obligation under this Section 7 shall not apply to information that has become generally known through no wrongful act on the part of the Executive or any other Person having an obligation of confidentiality to the Company or any of its Affiliates. For the avoidance of doubt, the Executive acknowledges that nothing contained herein limits, restricts or in any other way affects the Executive’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity. Notwithstanding anything to the contrary in the foregoing, the Executive may retain the Executive’s personnel and compensation information, contacts list and computer calendar following the termination of the Executive’s employment, subject to the confidentiality obligations hereunder. Moreover, nothing herein restricts the Executive from providing information to the Executive’s tax or financial advisor or legal counsel or disclosing information if reasonably appropriate pursuant to any legal process between the Executive and the Company or any of its Affiliates. (b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or any of its Affiliates and any copies or derivatives (including, without limitation, electronic), in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. Except as necessary for the proper performance of the Executive’s regular duties for the Company or as expressly authorized in writing in advance by the Company or its expressly authorized designee, the Executive will not copy any Documents or remove any Documents or copies or derivatives thereof from the premises of the Company. The Executive shall safeguard all Documents and shall surrender to the Company, at the time the Executive’s employment terminates, or at such earlier time or times as the Company or its designee may specify, all Documents and other property of the Company or any of its Affiliates and all documents, records and files of the customers and other Persons with whom the Company or any of its Affiliates does business (collectively, “Third Party Documents” and each individually, a “Third Party Document”) then in the Executive’s possession or control and not accessible by the Company; provided, however, that if a Document or Third-Party Document is on electronic media, the Executive may, in lieu of surrendering the Document or Third-Party Document, provide a copy to the Company on electronic media and delete and overwrite all other electronic media copies thereof. The Executive also agrees that, upon request of any duly authorized officer of the Company, the Executive shall disclose all passwords and passcodes necessary or desirable to enable the Company or any of its Affiliates or the Persons with whom the Company or any of its Affiliates do business to obtain access to the Documents and Third-Party Documents. (c) 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. 8. Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including, without limitation, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company (or as otherwise directed by the Company) and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates during the Executive’s employment with the Company shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company. 9. Restricted Activities. The Executive acknowledges and agrees that (1) he is an executive of the Company with continual access to the Company’s “Trade Secrets,” defined as the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, improvement, confidential business or financial information, listing of names, addresses, or telephone numbers, or other information relating to the Company which is secret and of value, (2) the Executive’s services are of special, unique and extraordinary value to the Company, and the Executive’s performance of such services to a competing business may result in irreparable harm to the Company, (3) in the event of the Executive’s employment by a competitor, the Executive would inevitably use or disclose Company Trade Secrets, (4) the Executive will receive specialized training from the Company, and (5) the following restrictions on the Executive’s activities during and after employment with the Company are necessary to protect the Company’s Trade Secrets and other legitimate protectable business interests of the Company and its Affiliates: (a) Non-Competition. While the Executive is employed by the Company and during the one (l)-year period immediately following termination of the Executive’s employment with the Company for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, independent contractor, co-venturer or otherwise, whether with or without compensation, compete or assist another Person in competing with the Business (as defined below), or any portion of the Business, in the United States of America (the “Restricted Area”) or undertake any planning for any business competitive with all or a portion of the Business in the Restricted Area. Specifically, but without limiting the foregoing, the Executive agrees not to work for or provide services to, in any capacity, whether as an employee, independent contractor, consultant, agent, co-venturer, or otherwise, whether with or without compensation, any Person that is engaged in all or any portion of the Business, as conducted or in active planning to be conducted during the Executive’s employment with the Company or, with respect to the portion of the Restricted Period that follows the termination of the Executive’s employment, at the time the Executive’s employment terminates, in the Restricted Area. Notwithstanding the foregoing, nothing in this Agreement shall (A) prevent the Executive from providing services to a consulting firm that provides services to any business that competes with the Business, (B) preclude the Executive from owning up to two percent (2%) of the publicly traded securities of any business or (C) prevent the Executive from providing services to an entity that contains a business that competes with the Business, provided, that, the Executive is not responsible for (and does not engage or participate in) the day-to-day management, oversight or supervision of such business, and provided, further, that the Executive does not have direct supervision over the individual or individuals who are so responsible for such day-to- day management, oversight or supervision. (b) Non-Solicitation. (i) During the Restricted Period, the Executive will not, and will not assist any other Person to directly or indirectly, (A) solicit or encourage any customer of the Company or any of its Affiliates to terminate or diminish its relationship with the Company or its applicable Affiliate; or (B) seek to persuade any such customer or prospective customer of the Company or any of its Affiliates to conduct any business or activity which such customer or prospective customer conducts or could conduct with the Company or any of its Affiliates with anyone else; provided, however, that these restrictions shall apply (I) only with respect to any Person who is or has been a customer of the Company or any of its Affiliates at any time within the immediately preceding two (2)-year period prior to the date of Executive’s termination of employment or whose business has been solicited on behalf of the Company or any of its Affiliates by any of their officers, employees or agents within such two (2)-year period, other than by form letter, blanket mailing or published advertisement, and (II) only if the Executive has performed work for such Person during the Executive’s employment with the Company or one of its Affiliates or been introduced to, or otherwise had contact with, such Person as a result of the Executive’s employment or other associations with the Company or one of its Affiliates or has had access to Confidential Information which would assist in the Executive’s solicitation of such Person. Notwithstanding anything in this Section 9(b) to the contrary, the Executive may solicit customers and prospective customers for purposes of providing or selling products or services that do not compete with the Business. For purposes of this Section 9(b)(i), the term “customer” shall include without limitation any Company customer, client, supplier, vendor, partner, reseller, service provider, broker, agent or any other material business relation of the Company. (ii) During the Restricted Period, the Executive will not, and will not assist any other Person to, (A) hire or solicit for hiring any employee of the Company or any of its Affiliates or seek to persuade any employee of the Company or any of its Affiliates to discontinue employment or (B) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish such independent contractor’s relationship with them. For the purposes of this Agreement, an “employee” or an “independent contractor” of the Company or any of its Affiliates is any Person who was such at any time within the preceding two (2) years. (c) Non-Disparagement. The Executive agrees that he will never disparage or criticize the Company, its Affiliates, their business, their management or their products or services, and that the Executive will not otherwise do or say anything that could disrupt the good morale of employees of the Company or any of its Affiliates or harm the interests or reputation of the Company or any of its Affiliates. For the avoidance of doubt, the foregoing shall not prevent the Executive from performing the Executive’s duties during the term hereof, as it relates to performance evaluations and the like. The Company agrees that (i) it will direct its senior executives and directors to not publicly disparage or criticize the Executive or otherwise do or say anything that could harm the reputation of the Executive, and (ii) it will not publish press releases or other public filings that disparage or criticize the Executive unless the Executive is terminated for Cause or the Company is required to comply with applicable law and applicable exchange listing rules. 10. Whistleblower Protection. Notwithstanding anything to the contrary contained herein, no provision of this Agreement will be interpreted so as to impede the Executive (or any other individual) from (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law, (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency, legislative body or any self- regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, (iii) seeking or receiving any monetary damages, awards or other relief (including, without limitation, accepting any Securities and Exchange Commission awards) in connection with protected whistleblower activity, or (iv) making other disclosures under the whistleblower provisions of federal law or regulation. In addition, nothing in this Agreement or any other agreement or Company policy prohibits or restricts the Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. The Executive does not need the prior authorization of the Company to make any such reports or disclosures and the Executive will not be required to notify the Company that such reports or disclosures have been made. 11. Enforcement of Covenants. The Executive acknowledges that the Executive has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon the Executive pursuant to Sections 7, 8 and 9 hereof. The Executive agrees without reservation that the Executive has received valuable consideration for each of the restraints contained herein, and that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates; that each of these restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent the Executive from obtaining other suitable employment during the period in which the Executive is bound by them. The Executive further agrees that the Executive will never assert, or permit to be asserted on the Executive’s behalf, in any forum, any position contrary to the foregoing. The Executive further acknowledges that, were the Executive to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company and its Affiliates would be irreparable. The Executive therefore agrees that the Company, in addition and not in the alternative to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Sections 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. The Executive agrees that the Restricted Period shall be tolled, and shall not run, during any period of time in which the Executive is in violation of the terms thereof, in order that the Company and its Affiliates shall have all of the agreed-upon temporal protection recited herein. No breach of any provision of this Agreement by the Company, or any other claimed breach of contract or violation of law, or change in the nature or scope of the Executive’s employment relationship with the Company, shall operate to extinguish the Executive’s obligation to comply with Sections 7, 8 and 9 hereof. Each of the Company’s Affiliates shall have the right to enforce all of the Executive’s obligations to that Affiliate under this Agreement, including, without limitation, pursuant to Sections 7, 8 or 9 hereof. 12. No Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of the Executive’s obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound, and that the Executive is not now subject to any covenants against competition or similar restrictive covenants or any other obligations to any Person or to any court order, judgment or decree that would affect the performance of the Executive’s obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent. 13. Definitions. Capitalized words or phrases shall have the meanings provided in this Section 13 and as provided elsewhere herein: (a) “Affiliate” means any person or entity directly or indirectly controlling or controlled by the Company, where control may be by either management authority or equity interest. (b) “Business” means the business of delivery of services to the frail and elderly population through the operation of PACE Programs. (c) “Confidential Information” means any and all information of the Company and its Affiliates that is not generally available to the public, and any and all information, which, if disclosed by the Company or any of its Affiliates, would assist in competition against any of them. Confidential Information includes, without limitation, such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Services, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the patients of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and the nature and substance of those relationships. Confidential Information also includes information that the Company or any of its Affiliates has received, or may receive hereafter, belonging to others or that was received by the Company or any of its Affiliates with any understanding, express or implied, that it would not be disclosed. (d) “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive’s employment and during the period of six (6) months immediately following termination of the Executive’s employment that relate either to the Services or to any prospective activity of the Company or any of its Affiliates or that result from any work performed by the Executive for the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates. (e) “Person” means a natural person, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates. (f) “Services” means all services planned, researched, developed, tested, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all products provided or otherwise planned by the Company or any of its Affiliates, during the Executive’s employment. 14. Indemnification. On or around the Effective Date, the Company and the Executive will enter into an Indemnification Agreement in the form attached as Exhibit C hereto. 15. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law. 16. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive to one of its Affiliates or in the event that the Company shall hereafter effect a reorganization with, consolidate with or merge into an Affiliate or any Person or transfer all or substantially all of its properties, stock or assets to an Affiliate or any Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, and their respective successors, executors, administrators, heirs and permitted assigns. 17. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 18. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 19. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at the Executive’s last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chief Executive Officer, or to such other address as either party may specify by notice to the other actually received. 20. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and terminates all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment with the Company. 21. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company. 22. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. 23. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. 24. Governing Law. This is a Tennessee contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Tennessee, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction. [Signature Page Follows]

[Signature Page to Employment Agreement] IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written. THE EXECUTIVE THE COMPANY: /s/ Michael Scarbrough /s/ Patrick Blair Michael Scarbrough By: Patrick Blair Title: Chief Executive Officer

Exhibit A Form RSU Agreement Attached.

INNOVAGE HOLDING CORP. RESTRICTED STOCK UNIT NOTICE (2021 OMNIBUS INCENTIVE PLAN) InnovAge Holding Corp. (the “Company”), pursuant to its 2021 Omnibus Incentive Plan (the “Plan”), hereby grants to Participant an Award of Restricted Stock Units for the number of shares of Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Notice (this “Grant Notice”) and in the RSU Agreement (attached hereto as Attachment I) and the Plan, both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein but defined in the Plan or the RSU Agreement will have the same meaning as in the Plan or the RSU Agreement. If there is any conflict between the terms in this Grant Notice and the Plan, the terms of the Plan will control. Name of Participant: Date of Grant: Vesting Commencement Date: Number of Shares of Stock Subject to the Award: Vesting Schedule: [Time or performance vesting criteria to be inserted]. [To be included with grant of time-based awards: Notwithstanding anything to the contrary in the foregoing, 100% of any unvested portion of the Time-Vesting Award will accelerate upon the consummation of a Change in Control, provided that you have not incurred a Termination prior to such Change in Control.] Issuance Schedule: Subject to any adjustment as provided in Section 10(a) of the Plan, one share of Stock will be issued for each Restricted Stock Unit that vests, with the time of issuance set forth in Section 6 of the RSU Agreement. Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the RSU Agreement and the Plan. Participant acknowledges and agrees that this Grant Notice and the RSU Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that, as of the Date of Grant, this Grant Notice, the RSU Agreement and the Plan set forth the entire agreement and understanding between Participant and the Company regarding the acquisition of Stock pursuant to the Award specified above and supersede all prior oral and written agreements, promises and/or representations on that subject, with the exception of (i) Awards previously granted and delivered to the Participant, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

- 2 - INNOVAGE HOLDING CORP. By: Signature Title: Date: PARTICIPANT: Signature Date: ATTACHMENTS: RSU Agreement

ATTACHMENT I INNOVAGE HOLDING CORP. 2021 OMNIBUS INCENTIVE PLAN RSU AGREEMENT Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this RSU Agreement (this “Agreement”), InnovAge Holding Corp. (the “Company”) has granted you an Award of Restricted Stock Units under its 2021 Omnibus Incentive Plan (the “Plan”), with respect to the number of shares of Stock indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same meaning as in the Plan. If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. The details of your Award of Restricted Stock Units (this or your “Award”), in addition to those set forth in the Grant Notice and the Plan, are as follows: 1. GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) share of Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by or on behalf of the Company for your benefit (the “Account”) the number of shares of Stock subject to the Award. This Award was granted in consideration of your services to the Company. 2. VESTING. Subject to the limitations contained herein, your Award will vest as provided in your Grant Notice. Vesting will cease upon your Termination. Upon your Termination, the Restricted Stock Units credited to the Account that were not vested on the date of such Termination will be forfeited at no cost to the Company, and you will have no further right, title or interest in or to such underlying shares of Stock. 3. NUMBER OF SHARES. The number of shares of Stock subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Committee, to the same forfeiture restrictions, restrictions on transferability and time and manner of delivery as applicable to the other Restricted Stock Units covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share. 4. SECURITIES LAW COMPLIANCE. You may not be issued any shares of Stock under your Award unless the shares of Stock underlying the Restricted Stock Units are then registered under the Securities Act or, if not registered, the Company has determined that such issuance of the shares would be exempt from the registration requirements of the Securities Act. The issuance of shares of Stock must also comply with all other applicable laws and regulations governing the Award and the Company’s policies, and you shall not receive such Stock if the Company determines that such receipt would not be in material compliance with such laws, regulations or Company policies, if applicable. 5. TRANSFER RESTRICTIONS. Prior to the time that shares of Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except that, upon receiving written permission from the Committee or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company, designate a third party who, on your death, will thereafter be entitled to receive the shares issuable in respect of your Award, and in the absence of such a designation, your executor or administrator of your estate will be entitled to receive any Stock or other consideration that vested but was not issued before your death. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units. 6. DATE OF ISSUANCE. a. The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner. The Company shall issue to you one (1) share of Stock for each Restricted Stock Unit that vests, if any, as soon as practicable following the applicable vesting date(s) (subject to any adjustment under Section 3 above) and in any event within thirty (30) days following the vesting date. b. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company. 7. DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from the adjustment provided in Section 10(a) of the Plan. 8. RESTRICTIVE LEGENDS. The shares of Stock issued under your Award shall be endorsed with appropriate legends, if applicable, as determined by the Company. 9. AWARD NOT A SERVICE CONTRACT. This Agreement is not an employment or service contract, and nothing in this Agreement will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or service. 10. WITHHOLDING OBLIGATIONS. a. On or before the time you receive a distribution of the shares of Stock underlying your Award, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the shares of Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, whereby Withholding Taxes may be satisfied with a portion of the shares of Stock to be delivered in connection with your Restricted Stock Units by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell a portion of the shares of Stock and to deliver all or part of the sale proceeds to the Company and/or its Affiliates in payment of the amount necessary to satisfy the Withholding Taxes obligation; (iv) withholding shares of Stock from the shares of Stock issued or otherwise issuable to you in connection with the Award with an aggregate Fair Market Value (measured as of the date shares of Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Committee; or (v) such other arrangements as are satisfactory to the Committee. b. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any shares of Stock. c. In the event the Company’s obligation to withhold arises prior to the delivery to you of shares of Stock or it is determined after the delivery of shares of Stock to you that the amount of the Company’s withholding obligations was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. 11. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, directors, employees or Affiliates, related to tax liabilities arising from your Award or your other compensation. 12. NOTICES. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. 13. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered a general, unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. 14. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN YOU AND THE COMPANY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS RELATING TO ARBITRATION SET FORTH IN THE PLAN. 15. CLAWBACK/RECOUPMENT POLICY. You hereby acknowledge and agree that your Award (and any compensation paid or shares issued under your Award) and any other compensation received in respect of your services to the Company or any of its Affiliates on or after the date hereof is subject to recoupment in accordance with any clawback policy adopted by the Company pursuant to Rule 10D-1 of the Exchange Act, Nasdaq Listing Rule 5608, or other applicable law, and any other compensation recovery policy adopted by the Company. 16. OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. 17. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award will not be included as compensation, earnings, salaries or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify or terminate any of the Company’s or any Affiliate’s employee benefit plans. 18. VOTING RIGHTS. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Stock to be issued pursuant to this Award until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Award, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person. 19. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid. 20. DATA PRIVACY. You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of personal data as described in Section 20(g) of the Plan (such Section 20(g) of the Plan is incorporated herein by reference and made a part hereof) by and among, as applicable, the Company, its Affiliates, third-party administrator(s) and other possible recipients for the exclusive purpose of implementing, administering and managing the Plan and Awards and your participation in the Plan. You acknowledge, understand and agree that Data may be transferred to third parties, which will assist the Company with the implementation, administration and management of the Plan. 21. MISCELLANEOUS. a. The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. b. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award. c. You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award. d. This Agreement will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. e. All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company. * * * This RSU Agreement will be deemed to be signed by you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.

Exhibit B Release of Claims Reference is hereby made to that certain Employment Agreement, effective as of [DATE], by and between Total Community Options, Inc., a Colorado corporation (and any successor entity thereto, the “Company”), and Michael Scarbrough (“Executive”) (such agreement, the “Employment Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Employment Agreement. This release of claims (this “General Release”) is entered into by Executive in exchange for good and valuable consideration, and Executive, intended to be legally bound, agrees as follows: 1. Separation of Employment. Executive’s employment or service with the Company and its Affiliates terminated as of [DATE], and Executive hereby resigns from any position as an officer, member of the board of managers or directors (as applicable) or fiduciary of the Company or any of its Affiliates (or reaffirms any such resignation that may have already occurred) and agrees to execute any additional documentation as may be necessary to effectuate such resignations. 2. Acknowledgment of Payments and Benefits. Executive understands that any payments paid and benefits provided under Section 5[(d)][(e)] of the Employment Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which Executive was already entitled. Executive understands and agrees that Executive will not receive the payments specified in Section 5[(d)][(e)] of the Employment Agreement unless Executive timely executes, and does not revoke, this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its Affiliates. In signing this General Release, Executive also acknowledges and represents that, except as set forth in this General Release, Executive is not entitled to receive any additional compensation, bonuses, equity compensation, payment in lieu of any paid time off, equity awards, severance payments or other payments or benefits of any kind from the Company or any of the other Released Parties (as defined below), including, without limitation, any payments of any kind under the Employment Agreement. 3. Release. Executive, on behalf of Executive and Executive’s heirs beneficiaries, administrators, executors, trustees and assigns, shall, and hereby does, forever and irrevocably release and discharge the Company and its subsidiaries and Affiliates, and each of their respective past, present and future shareholders, directors, officers, employee benefit plans, administrators, trustees, agents, representatives, employees, consultants, parents, subsidiaries, divisions, insurers, attorneys, predecessors, purchasers, successors and assigns, and all those connected with any of them, in their official and individual capacities (each, a “Released Party” and, collectively, the “Released Parties”), from any and all claims, suits, controversies, actions, causes of action, cross-claims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees or liabilities of any nature whatsoever in law and in equity, both past and present and whether known or unknown, suspected, unsuspected or claimed (collectively, “Claims”), which Executive or any of Executive’s beneficiaries, administrators, executors, trustees and assigns may have (a) from the beginning of time through the date upon which Executive executes this General Release; (b) arising out of, or relating to, any agreement and/or any awards, policies, plans, programs, procedures or practices of any of the Released Parties that may apply to Executive or in which Executive may participate or may have participated, including, but not limited to, any rights under bonus plans or programs of any of the Released Parties and/or any other short-term or long-term equity-based or cash-based incentive plans or programs of any of the Released Parties; (c) arising out of, or relating to, Executive’s termination of employment with any of the Released Parties; and/or (d) arising out of, or relating to, Executive’s employment with any Released Party or Executive’s status as an employee, member, officer or director of any of the Released Parties, including, without limitation, any Claims or violations (i) arising under any federal, state or local civil or human rights law, including, but not limited to, the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Equal Pay Act of 1963, the Genetic Information Nondiscrimination Act of 2008[, and] the Worker Adjustment and Retraining Notification Act, the Tennessee Human Rights Act, the Tennessee Disability Act, the Tennessee Parental Leave Act, and the Tennessee Public Protection Act, as all such laws have been amended from time to time and including all of their respective implementing regulations, and/or any other federal, state, foreign or local labor law, wage and hour law, worker safety law or employee relations or fair employment practices law, or public policy, contract or tort, or under common law; (ii) for wrongful discharge, breach of contract, infliction of emotional distress or defamation; or (iii) for costs, fees or other expenses, including attorneys’ fees, incurred in these matters. 4. Limitations. Nothing in Section 3 of this General Release shall release or impair (a) any Claim or right that may arise after the date Executive executes this General Release; (b) any vested benefits under the Company’s benefit plans; (c) any Claim or right Executive may have for indemnification under the Employment Agreement or the Company’s D&O policy, by-laws, certificate of incorporation or other governing documents; or (d) any Claim which by law cannot be waived. Nothing in this General Release is intended to prohibit or restrict Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state or federal administrative body or government agency; provided, that, to the extent permitted by applicable law, Executive hereby waives the right to recover any monetary damages or other relief against any Released Parties; provided, however, that nothing in this General Release shall prohibit Executive from receiving any monetary award to which Employee becomes entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. 5. Later Discovered Claims. Executive understands that Executive may later discover Claims or facts that may be different from, or in addition to, those which Executive now knows or believes to exist with regards to the subject matter of this General Release and which, if known at the time of executing this General Release, may have materially affected this General Release or Executive’s decision to enter into it. Executive hereby waives any right or Claim that might arise as a result of such different or additional Claims or facts. 6. No Assignment. Executive represents that Executive has made no assignment or transfer of any right or Claim covered by this General Release, and that Executive further agrees that Executive is not aware of any such right or Claim covered by this General Release. 7. No Impact on Whistleblowing Rights. Executive understands that nothing contained in this General Release shall be construed to limit, restrict or in any other way affect Executive’s right to communicate with any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, or make other disclosures under the whistleblower provisions of federal law or regulation.

8. Third Party Beneficiary. The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. 9. No Admission of Liability. Executive agrees that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or Executive of any improper or unlawful conduct. Rather, this General Release expresses the intention of the parties to resolve all issues and other Claims related to or arising out of the Executive’s employment by and termination of employment with the Company. 10. Subsequent Breach. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish or in any way affect any rights or Claims arising out of any breach by Employer of the Employment Agreement after the date hereof, which are not subject to this General Release. 11. Severability. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or its validity and enforceability in any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. 12. Continuing Obligations. Executive acknowledges that Executive will continue to be bound by Executive’s obligations under the Employment Agreement that survive the termination of Executive’s employment by the terms thereof or by necessary implication, including, without limitation, the restrictive covenant obligations set forth in Sections 7, 8 and 9 of the of the Employment Agreement (all of the foregoing obligations, the “Continuing Obligations”). Executive further acknowledges that the obligation of the Company to make payments to Executive or on Executive’s behalf under Section 5[(d)][(e)] of the Employment Agreement, and Executive’s right to retain the same, are expressly conditioned upon Executive’s continued full performance of Executive’s obligations hereunder and with respect to the Continuing Obligations. 13. Confidentiality; Non-Disparagement. Subject to Section 7 of this General Release, Executive agrees that Executive will never disparage or criticize the Company, its Affiliates, their business, their management or their products or services, and that Executive will not otherwise do or say anything that could disrupt the good morale of employees of the Company or any of its Affiliates or harm the interests or reputation of the Company or any of its Affiliates. The Company has directed the senior officers and directors of the Company and its Affiliates not to make or cause to be made any statements that disparage or criticize Executive or Executive’s reputation. 14. No Cooperation with Non-Governmental Third Parties. Executive agrees that, to the maximum extent permitted by law, Executive shall not knowingly encourage, counsel or assist any non- governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any non-governmental third party against any of the Released Parties. 15. Consultation; Voluntary Agreement. Executive acknowledges that the Company has advised Executive of Executive’s right to consult with an attorney prior to executing this General Release. Executive has carefully read and fully understands all of the provisions of this General Release. Executive is entering into this General Release knowingly, freely and voluntarily, in exchange for good and valuable consideration to which Executive would not be entitled in the absence of executing and not revoking this General Release. 16. Consideration and Revocation Period. Executive acknowledges that this this General Release constitutes a voluntary waiver of any and all rights and claims he may have against the Released Parties under the Age Discrimination in Employment Act. Executive understands that he has had the opportunity to ask questions about this General Release and he has not been asked to waive any rights that arise after the execution of this General Release. The benefits Referenced in this General Release exceed anything of value to which the Executive would be entitled in the absence of this General Release. Executive acknowledges that he has [twenty-one (21)][forty-five (45)] calendar days to consider this General Release (the “Consideration Period”). Executive agrees that changes to this General Release, whether material or immaterial, will not restart the Consideration Period. Executive understands that Executive may, at Executive’s own election, execute this General Release before the expiration of the Consideration Period; provided, however, that Executive may not execute this General Release prior to Executive’s final day of employment with the Company. Executive has seven (7) calendar days after the date on which Executive executes this General Release to revoke Executive’s consent to the General Release. Such revocation must be in writing and must be made to Dustin Lee at dclee@innovage.com or the current Chief People Officer via email. Notice of such revocation must be received within the seven (7) calendar days referenced above. In the event of such revocation by Executive, this General Release will be null and void, and Executive will have no entitlement to the payments and benefits set forth in 5[(d)][(e)] of the Employment Agreement. Provided that Executive does not revoke Executive’s execution of this General Release within such seven (7) day period, this General Release shall become effective on the eighth (8th) calendar day after the date on which Executive initially executes it. 17. Survival; Incorporation by Reference. Executive acknowledges that Sections 7 through 24 of the Employment Agreement shall survive Executive’s execution of this General Release. Section 24 of the Employment Agreement is incorporated herein by reference. BY SIGNING THIS GENERAL RELEASE, EXECUTIVE REPRESENTS AND AGREES THAT: 1. EXECUTIVE HAS READ IT CAREFULLY; 2. EXECUTIVE UNDERSTANDS ALL OF ITS TERMS AND KNOWS THAT EXECUTIVE IS GIVING UP IMPORTANT RIGHTS, INCLUDING, BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; 3. EXECUTIVE VOLUNTARILY CONSENTS TO EVERYTHING IN IT; 4. EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE

EXECUTING IT AND EXECUTIVE HAS DONE SO, OR, AFTER CAREFUL READING AND CONSIDERATION, EXECUTIVE HAS CHOSEN NOT TO DO SO OF EXECUTIVE’S OWN VOLITION; 5. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE MAY NOT SIGN THIS GENERAL RELEASE BEFORE THE DATE EXECUTIVE’S EMPLOYMENT WITH THE COMPANY TERMINATES; 6. EXECUTIVE HAS BEEN GIVEN ALL TIME PERIODS REQUIRED BY LAW TO CONSIDER THIS GENERAL RELEASE (INCLUDING, BUT NOT LIMITED TO, THE TIME PERIODS REQUIRED UNDER THE AGE DISCRIMINATION AND EMPLOYMENT ACT, AS AMENDED) SINCE THE DATE OF EXECUTIVE’S RECEIPT OF THIS GENERAL RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON [DATE] TO CONSIDER ITS TERMS AND TO CONSULT WITH AN ATTORNEY, IF EXECUTIVE WISHED TO DO SO, OR TO CONSULT WITH ANY OF THE OTHER PERSONS DESCRIBED IN SECTION 3 OF THIS GENERAL RELEASE; 7. EXECUTIVE HAS SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY, WITH A FULL UNDERSTANDING OF ITS TERMS AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE EXECUTIVE WITH RESPECT TO IT; 8. EXECUTIVE HAS NOT RELIED ON ANY PROMISES OR REPRESENTATIVES, EXPRESS OR IMPLIED, THAT ARE NOT SET FORTH EXPRESSLY IN THIS GENERAL RELEASE; AND 9. EXECUTIVE AGREES THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND EXECUTIVE. DATE: Michael Scarbrough

Exhibit C Form of Indemnification Agreement Attached.

INDEMNIFICATION AGREEMENT THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [●], 202__ between InnovAge Holding Corp., a Delaware corporation (the “Company”), and [●] (“Indemnitee”). WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself. The Bylaws of the Company (as amended or restated, the “Bylaws”) require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers of the Company and other persons with respect to indemnification; WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons; WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and WHEREAS, Indemnitee may not be willing to serve or continue to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve or continue to serve in such capacity; Indemnitee is willing to serve, continue to serve and take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified. NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director or officer from and after the date hereof, the parties hereto agree as follows: 1. Indemnity of Indemnitee. Subject to the provisions of Section 9, the Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time, if Indemnitee was or is, or is threatened to be made, a party to, or otherwise becomes involved in, any Proceeding (as hereinafter defined) by reason of Indemnitee’s Corporate Status (as hereinafter defined). In furtherance of the foregoing indemnification, and without limiting the generality thereof: (a) Proceedings other than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in, or otherwise becomes involved in, any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. (b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company unless and only to the extent that the court in which the Proceeding was brought shall determine that Indemnitee is fairly and reasonably entitled to indemnification. (c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to or participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. 2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does, to the fullest extent permitted by applicable law, indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company). The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement, other than those set forth in Section 9 hereof, shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful. 3. Contribution. (a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), to the fullest extent permitted by applicable law, the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not, without the Indemnitee’s prior written consent, enter into any such settlement of any action, suit or proceeding (in whole or in part) unless such settlement (i) provides for a full and final release of all claims asserted against Indemnitee and (ii) does not impose any Expense, judgment, fine, penalty or limitation on Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), to the fullest extent permitted by applicable law, the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive. (c) To the fullest extent permitted by applicable law, the Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee. (d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding, and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). 4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, is made (or asked) to respond to discovery requests, or is otherwise asked to participate, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. 5. Advancement of Expenses. Notwithstanding any other provision of this Agreement (other than Section 9), the Company shall advance, to the extent not prohibited by law, all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or part of any Proceeding) not initiated by Indemnitee or any Proceeding initiated by Indemnitee with the prior approval of the Board as provided in Section 9(d), within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Any advances pursuant to this Section 5 shall be unsecured and interest free. In accordance with Section 7(d) of this Agreement, advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. This Section 5 shall not apply to claim by Indemnitee for expenses in a matter for which indemnity and advancement of expenses is excluded pursuant to Section 9.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement: (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum; (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; (3) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (4) if so directed by the Board, by the stockholders of the Company; provided, however, that if a Change in Control has occurred, the determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel. For purposes hereof, Disinterested Directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee. (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section 6(c). If a Change in Control has not occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to the Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If a Change in Control has occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Board within 20 days after notification by Indemnitee. If (i) an Independent Counsel is to make the determination of entitlement pursuant to this Section 6, and (ii) within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected (including as a result of an objection to the selected Independent Counsel), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the court or by such other Person as the court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the Person making such determination shall to the fullest extent permitted by law presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof to overcome such presumption. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. (e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. (f) If the Person empowered or selected under this Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall to the fullest extent permitted by law be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Person making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat. (g) Indemnitee shall cooperate with the Person making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Person making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. (h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall to the fullest extent permitted by law be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. (i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful. 7. Remedies of Indemnitee. (a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification or (iv) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. (b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b). In any judicial proceeding or arbitration commenced pursuant to this Section 7, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 6(b) of this Agreement adverse to Indemnitee for any purpose other than to establish its compliance with the terms of this Agreement. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 7, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 5 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). (c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading, in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law. (d) In the event that Indemnitee, pursuant to this Section 7, incurs costs, in a judicial or arbitration proceeding or otherwise, attempting to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 12 of this Agreement) actually and reasonably incurred by Indemnitee in such efforts, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery, to the fullest extent permitted by applicable law. It is the intent of the Company that, to the fullest extent permitted by applicable law, Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. (e) The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. (f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding. 8. Non-Exclusivity; Survival of Rights; Insurance; Subrogation. (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Amended & Restated Certificate of Incorporation of the Company (as amended or restated, the “Charter”), the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise, of the Company. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. (b) The Company shall, if commercially reasonable, obtain and maintain in effect during the entire period for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such officer or director under such policy or policies. In all such insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement of Expenses is provided) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. (e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. 9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity or advancement of expenses in connection with any claim made against Indemnitee: (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as hereinafter defined), or similar provisions of state statutory law or common law; or (c) for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, in each case as required under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); (d) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Company has joined in or the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) the Proceeding is one to enforce Indemnitee’s rights under this Agreement or; (e) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act. 10. Non−Disclosure of Payments. Except as expressly required by the securities laws of the United States of America, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Company shall afford the Indemnitee an opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events to be reported. 11. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue until and terminate upon the later of (i) twenty (20) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company, and (ii) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 7 of this Agreement relating thereto (including any rights of appeal of any Section 7 Proceeding). Termination of this Agreement shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such termination. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. 12. Definitions. For purposes of this Agreement: (a) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity. (b) “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events: (i) Acquisition of Stock by Third Party. Any Person (as defined below), other than Apax Partners, L.P. and its affiliates or Welsh, Carson, Anderson & Stowe and its affiliates, and other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner (as defined above), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding securities entitled to vote generally in the election of directors; (ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 12(b)(i), 12(b)(iii) or 12(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board; (iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and (iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions. (c) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company, any direct or indirect subsidiary of the Company, or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company. (d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee. (e) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, employee, agent or fiduciary.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. (g) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. (h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and disbursements of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. (i) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company. (j) “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as an officer or director of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights under this Agreement. 13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the fullest extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee and Nominating Member indemnification rights to the fullest extent permitted by applicable laws. 14. Enforcement and Binding Effect. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company. (b) Without limiting any of the rights of Indemnitee under the Charter or Bylaws of the Company as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives. (d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. (e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of such a bond or undertaking. 15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. 16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company. 17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent: (a) To Indemnitee at the address set forth below Indemnitee’s signature hereto. (b) To the Company at: InnovAge Holding Corp. 8950 E. Lowry Boulevard Denver, Colorado 80230 Attention: Chief Legal Officer E-mail: [****] or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be. 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. 20. Usage of Pronouns. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. 21. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict-of-laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 7 of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement. [The Remainder of This Page Is Intentionally Left Blank.]

Signature Page to Indemnification Agreement IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first written above.